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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 3, 1998, which appears on page 26 of Centrum Industries, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998.



/S/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP

Toledo, OH
June 16, 1998